EXHIBIT 99.1

Yext, Inc. Announces Second Quarter Fiscal 2019 Results

–	Second Quarter Revenue of $55.1 Million, an Increase of 35% Year-Over-Year

–	Issues Revenue Guidance of $57.5 Million - $58.5 Million for the Third Quarter Fiscal 2019

–	Updates Revenue Guidance for Fiscal 2019 to $226 Million - $228 Million

NEW YORK, August 30, 2018 /PRNewswire/ -- Yext, Inc. (NYSE: YEXT), the leader in digital knowledge management (DKM), today announced its results for the three months ended July 31, 2018, or the Company's second quarter of fiscal 2019.
“We are very pleased with our results this quarter, highlighted by our 35% revenue growth over the second quarter of last year and the nearly 80 new enterprise logos we signed during the quarter - including some of the best known brands in financial services, healthcare and telecommunications, further demonstrating the momentum we are seeing around the world across many different verticals,” said Howard Lerman, Founder and Chief Executive Officer of Yext.
“Recently, we also accomplished two very significant milestones: adding an integration with Amazon Alexa to our industry-leading Yext Knowledge Network, ensuring that accurate, timely and authoritative information about our customers is accessible to the tens of millions of users of one of the most popular virtual assistants in the world; and formally launching an Events product in our Summer '18 Release, which substantially expands our market opportunity with an entirely new type of entity beyond the location entity and the people entity.
“Our ONWARD18 conference in October will bring together the smartest minds in marketing and technology to explore how AI, digital assistants and intelligent search will shape our world in the years to come. We are assembling a compelling agenda with innovative speakers, thought-leaders and customers, and invite our investors to join us.”

Second Quarter Fiscal 2019 Highlights:

•
Revenue of $55.1 million, a 35% increase as compared to the $40.8 million reported in second quarter fiscal 2018. The revenue increase was primarily due to the continued growth of our customer base and higher revenue from existing customers, primarily due to expanded subscriptions.

•
Gross Profit of $41.0 million, a 36% increase as compared to the $30.2 million reported in second quarter fiscal 2018. Gross margin of 74.4% as compared to the 74.1% reported in second quarter fiscal 2018.

•	Net Loss and Non-GAAP Net Loss:

•
Net loss of $21.1 million increased 29% as compared to the $16.4 million net loss in second quarter fiscal 2018. The increased loss was driven by increased operating expenses, primarily in sales and marketing, due to efforts to acquire new customers.

•	Non-GAAP net loss of $10.1 million improved 12% as compared to the $11.4 million non-GAAP net loss in the second quarter fiscal 2018.

•	Net Loss Per Share and Non-GAAP Net Loss Per Share:

•	Net loss per share of $0.22 in the second quarter of fiscal 2019 compared to a net loss per share of $0.18 in the second quarter fiscal 2018.

•	Non-GAAP net loss per share of $0.10 in the second quarter of fiscal 2019 compared to a non-GAAP net loss per share of $0.13 in the second quarter fiscal 2018.

•
Net loss per share and non-GAAP net loss per share were based on 97.5 million weighted-average shares outstanding for the second quarter of fiscal 2019 and 90.1 million weighted-average shares outstanding for the second quarter of fiscal 2018.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

•	Balance Sheet: Cash, cash equivalents and marketable securities of $124.8 million as of July 31, 2018.

•
Cash Flow: Net cash used in operating activities for the second quarter of fiscal 2019 was $4.4 million as compared to net cash used in operating activities of $5.6 million in the same period in fiscal 2018. The improvement in the current period reflects a greater source of cash from working capital.

Recent Business Highlights:

•	Managed more than 32 million attributes on Yext's digital knowledge platform as of July 31, 2018, an increase of 41% as compared to July 31, 2017.

•	Announced a global integration with Amazon, ensuring that consumers who use Alexa for voice search have access to the most up-to-date facts about a business using our platform.

•
Released Yext for Events, allowing businesses to centrally create, approve, publish, manage and measure events across their own digital properties, as well as on sites like Facebook, Eventbrite, Eventful, CitySpark and other local publications.

•
Issued the Summer '18 Release, providing new services and features, including: eleven new Yext Knowledge Assistant skills, such as viewing reviews waiting for a response, as well as a "nudge" feature to prompt for the most current data about a business.

•
Expanded the capabilities of the Yext App Directory through additional integrations with SendGrid, TripAdvisor, and TimeTrade. The Yext App Directory allows customers to connect the digital knowledge they are managing within Yext to other software systems used across the enterprise, such as Salesforce, HubSpot, Zendesk, and StoreForce.

Financial Outlook:
Yext is also providing the following guidance for its third fiscal quarter ending October 31, 2018 and the fiscal year ending January 31, 2019.

•	Third Quarter Fiscal 2019 Outlook:

•	Revenue is projected to be $57.5 million to $58.5 million.

•	Non-GAAP net loss per share is projected to be $0.12 to $0.14, which assumes 99.4 million weighted-average shares outstanding.

•	Full Year Fiscal 2019 Outlook:

•	Revenue is projected to be $226 million to $228 million, an increase from the Company's previous expectation of $225 million to $227 million.

•
Non-GAAP net loss per share is projected to be $0.41 to $0.43, an improvement from the Company's previous expectation of a $0.43 to $0.45 loss per share. This assumes 98.4 million weighted-average shares outstanding.

Readers are encouraged to review the tables labeled "Reconciliation of GAAP to Non-GAAP Financial Measures" at the end of this release.

Conference Call Information
Yext will host a conference call at 5:00 P.M. Eastern Time (2:00 P.M. Pacific Time) today to discuss its financial results. To join, participants may call 1.877.883.0383 (U.S. callers) or 1.412.902.6506 (international callers) using conference ID number 6458799. A live audio webcast of the call will also be available on the Investor Relations section of the Company’s website at investors.yext.com. A replay of the call will be available until September 6, 2018 at 11:59 P.M. Eastern Time by dialing 1.877.344.7529 (U.S. callers) or 1.412.317.0088 (international) and entering passcode 10123371.

About Yext
Yext is the leading Digital Knowledge Management (DKM) platform. Yext's mission is to give companies control over their brand experiences across the digital universe of maps, apps, search engines, voice assistants, and other intelligent services that drive consumer discovery, decision, and action. Today, thousands of businesses including brands like Taco Bell, Rite Aid and Steward Health Care use the Yext Knowledge Engine™ to manage their digital knowledge in order to boost brand engagement, drive foot traffic, and increase sales.
Yext has been named a Best Place to Work by Fortune and Great Place to Work® as well as a Best Workplace for women.  Yext is headquartered in New York City with offices in Berlin, Chicago, Dallas, Geneva, London, Paris, Tyson's Corner, San Francisco, Shanghai, and Tokyo. For more information, visit www.yext.com.
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements including, but not limited to, statements regarding our revenue, non-GAAP net loss and shares outstanding for our third fiscal quarter 2019 and full year fiscal 2019 in the paragraphs under "Financial Outlook" above, and other statements regarding our expectations regarding the growth of our company, our market opportunity and our industry. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend," "potential," "might," "would," "continue," or the negative of these terms or other comparable terminology. Actual events or results may differ from those expressed in these forward-looking statements, and these differences may be material and adverse.
We have based the forward-looking statements contained in this release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations, strategy, short- and long-term business operations, prospects, business strategy and financial needs. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including, but not limited to, our ability to renew existing customers and attract new customers; our ability to successfully compete in new geographies; our ability to recruit and retain our enterprise-level sales force; our ability to expand our publishing network to obtain new partners; our ability to develop new product and platform offerings to expand our market opportunity; our ability to release product updates that are adopted by our customers; our ability to manage our growth effectively; the number of options exercised by our employees and former employees; and the accuracy of the assumptions and estimates underlying our financial projections. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K, which are available at http://investors.yext.com and on the SEC's website at https://www.sec.gov. Further information on potential risks that could affect actual results will be included in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this release. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.
The forward-looking statements made in this release relate only to events as of the date on which such statements are made. We undertake no obligation to update any forward-looking statements after the date hereof or to conform such statements to actual results or revised expectations, except as required by law.

Non-GAAP Measurements
In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables include non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin. Non-GAAP net loss, non-GAAP net loss per share and non-GAAP net loss margin are financial measures that are not calculated in accordance with GAAP. We define these non-GAAP net loss financial measures as our GAAP net loss as adjusted to exclude the effects of stock-based compensation expenses. Non-GAAP net loss per share is defined as non-GAAP net loss on a per share basis. See "Reconciliation of GAAP to Non-GAAP Financial Measures" for a discussion of the applicable weighted-average shares outstanding. Non-GAAP net loss margin is defined as non-GAAP net loss divided by revenue. We believe these non-GAAP financial measures provide investors and other users of our financial information consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our results of operations. With respect to non-GAAP net loss margin, we believe this metric is useful in evaluating our profitability relative to the amount of revenue generated, excluding the impact of stock-based compensation expense. We also believe these non-GAAP financial measures are useful in evaluating our operating performance compared to that of other companies in our industry, as these metrics eliminate the effects of stock-based compensation, which may vary for reasons unrelated to overall operating performance.
We use these non-GAAP financial measures in conjunction with traditional GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our Board of Directors concerning our financial performance. Our definition may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish this or similar metrics. Thus, our non-GAAP financial measures should be considered in addition to, not as a substitute for, nor superior to or in isolation from, measures prepared in accordance with GAAP.
These non-GAAP financial measures may be limited in their usefulness because they do not present the full economic effect of our use of stock-based compensation. We compensate for these limitations by providing investors and other users of our financial information a reconciliation of non-GAAP net loss to net loss, non-GAAP net loss per share to net loss per share and non-GAAP net loss margin to net loss margin, the most closely related GAAP financial measures. However, we have not reconciled the non-GAAP guidance measures disclosed under "Financial Outlook" to their corresponding GAAP measures because certain reconciling items such as stock-based compensation and the corresponding provision for income taxes depend on factors such as the stock price at the time of award of future grants and thus cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures is not available without unreasonable effort. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure and to view non-GAAP net loss and non-GAAP net loss per share in conjunction with net loss and net loss per share.

For Further Information Contact:
James Hart
Yext Investor Relations
212.994.6768
IR@yext.com

YEXT, INC.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(unaudited)

	July 31, 2018	January 31, 2018
Assets
Current assets:
Cash and cash equivalents	$47,155	$34,367
Marketable securities	77,664	83,974
Accounts receivable, net of allowances of $287 and $231, respectively	27,878	44,656
Prepaid expenses and other current assets	11,191	7,703
Deferred commissions, current	10,677	9,342
Total current assets	174,565	180,042
Property and equipment, net	11,649	11,438
Goodwill	4,726	4,924
Intangible assets, net	2,275	2,761
Other long term assets	4,519	4,324
Total assets	$197,734	$203,489
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$30,237	$27,416
Deferred revenue, current	87,474	89,474
Deferred rent, current	1,294	1,288
Total current liabilities	119,005	118,178
Deferred rent, non-current	2,594	3,213
Other long term liabilities	527	645
Total liabilities	122,126	122,036
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized at July 31, 2018 and January 31, 2018; zero shares issued and outstanding at July 31, 2018 and January 31, 2018	—	—
Common stock, $0.001 par value per share; 500,000,000 shares authorized at July 31, 2018 and January 31, 2018; 104,966,201 and 100,482,264 shares issued at July 31, 2018 and January 31, 2018, respectively; 98,460,867 and 93,976,930 shares outstanding at July 31, 2018 and January 31, 2018, respectively	105	100
Additional paid-in capital	361,719	328,344
Accumulated other comprehensive loss	(1,629)	(1,636)
Accumulated deficit	(272,682)	(233,450)
Treasury stock, at cost	(11,905)	(11,905)
Total stockholders’ equity	75,608	81,453
Total liabilities and stockholders’ equity	$197,734	$203,489

YEXT, INC.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(In thousands, except share and per share data)
(unaudited)

	Three months ended July 31,		Six months ended July 31,
	2018	2017	2018	2017
Revenue	$55,096	$40,769	$106,191	$77,849
Cost of revenue	14,086	10,541	26,886	20,229
Gross profit	41,010	30,228	79,305	57,620
Operating expenses:
Sales and marketing	40,171	30,673	77,200	59,135
Research and development	9,983	6,493	17,712	11,479
General and administrative	12,060	9,569	23,598	18,907
Total operating expenses	62,214	46,735	118,510	89,521
Loss from operations	(21,204)	(16,507)	(39,205)	(31,901)
Investment income	376	322	763	322
Interest expense	(9)	(82)	(76)	(170)
Other (expense) income, net	(219)	57	(389)	(535)
Loss from operations before income taxes	(21,056)	(16,210)	(38,907)	(32,284)
Provision for income taxes	(40)	(189)	(325)	(221)
Net loss	$(21,096)	$(16,399)	$(39,232)	$(32,505)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.18)	$(0.41)	$(0.49)
Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,511,660	90,064,644	96,248,506	65,676,665

Other comprehensive income (loss):
Foreign currency translation adjustment	$(11)	$165	$(104)	$357
Unrealized gain (loss) on marketable securities	113	(60)	111	(60)
Total comprehensive loss	$(20,994)	$(16,294)	$(39,225)	$(32,208)

YEXT, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Six months ended July 31,
	2018	2017
Operating activities:
Net loss	$(39,232)	$(32,505)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,241	2,385
Provision for bad debts	353	169
Stock-based compensation expense	19,021	9,065
Change in fair value of convertible preferred stock warrant liability	—	491
Deferred income taxes	(57)	6
Amortization of deferred financing costs	66	69
Amortization of premium on marketable securities	47	44
Changes in operating assets and liabilities:
Accounts receivable	16,065	13,168
Prepaid expenses and other current assets	(3,690)	(2,571)
Deferred commissions	(1,581)	(487)
Other long term assets	(94)	(119)
Accounts payable, accrued expenses and other current liabilities	4,875	(3,506)
Deferred revenue	(1,434)	125
Deferred rent	(598)	(303)
Other long term liabilities	2	20
Net cash used in operating activities	(3,016)	(13,949)
Investing activities:
Purchases of marketable securities	(24,692)	(94,446)
Maturities of marketable securities	31,067	—
Capital expenditures	(2,703)	(1,886)
Net cash provided by (used in) investing activities	3,672	(96,332)
Financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,527
Payments of deferred offering costs	—	(4,263)
Proceeds from exercise of stock options	10,165	2,381
Proceeds from exercise of warrants	—	79
Repayments on Revolving Line	—	(5,000)
Payments of deferred financing costs	(159)	(99)
Proceeds, net from employee stock purchase plan withholdings	2,479	1,337
Net cash provided by financing activities	12,485	117,962
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(353)	278
Net increase in cash, cash equivalents and restricted cash	12,788	7,959
Cash, cash equivalents and restricted cash at beginning of period	34,367	24,920
Cash, cash equivalents and restricted cash at end of period	$47,155	$32,879
Supplemental reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets:

(in thousands)	July 31, 2018	July 31, 2017
Cash and cash equivalents	$47,155	$32,879
Restricted cash	—	—
Total cash, cash equivalents and restricted cash	$47,155	$32,879

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three months ended July 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$14,086	$(646)	$13,440
Gross profit	$41,010	$(646)	$41,656
Sales and marketing	$40,171	$(5,669)	$34,502
Research and development	$9,983	$(2,086)	$7,897
General and administrative	$12,060	$(2,627)	$9,433
Loss from operations	$(21,204)	$(11,028)	$(10,176)
Net loss	$(21,096)	$(11,028)	$(10,068)
Net loss margin	(38)%	(20)%	(18)%

	Three months ended July 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$10,541	$(339)	$10,202
Gross profit	$30,228	$(339)	$30,567
Sales and marketing	$30,673	$(2,477)	$28,196
Research and development	$6,493	$(749)	$5,744
General and administrative	$9,569	$(1,438)	$8,131
Loss from operations	$(16,507)	$(5,003)	$(11,504)
Net loss	$(16,399)	$(5,003)	$(11,396)
Net loss margin	(40)%	(12)%	(28)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Six months ended July 31, 2018
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$26,886	$(1,212)	$25,674
Gross profit	$79,305	$(1,212)	$80,517
Sales and marketing	$77,200	$(9,439)	$67,761
Research and development	$17,712	$(3,642)	$14,070
General and administrative	$23,598	$(4,728)	$18,870
Loss from operations	$(39,205)	$(19,021)	$(20,184)
Net loss	$(39,232)	$(19,021)	$(20,211)
Net loss margin	(37)%	(18)%	(19)%

	Six months ended July 31, 2017
	GAAP	Stock-Based Compensation Expense	Non-GAAP
Cost and expenses:
Cost of revenue	$20,229	$(486)	$19,743
Gross profit	$57,620	$(486)	$58,106
Sales and marketing	$59,135	$(4,736)	$54,399
Research and development	$11,479	$(1,312)	$10,167
General and administrative	$18,907	$(2,531)	$16,376
Loss from operations	$(31,901)	$(9,065)	$(22,836)
Net loss	$(32,505)	$(9,065)	$(23,440)
Net loss margin	(42)%	(12)%	(30)%

YEXT, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share data)
(unaudited)

	Three months ended July 31,
	2018	2017
Net loss	$(21,096)	$(16,399)
Stock-based compensation expense	11,028	5,003
Non-GAAP net loss	$(10,068)	$(11,396)

Net loss per share attributable to common stockholders, basic and diluted	$(0.22)	$(0.18)

Stock-based compensation expense per share	0.12	0.05
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.10)	$(0.13)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	97,511,660	90,064,644

	Six months ended July 31,
	2018	2017
Net loss	$(39,232)	$(32,505)
Stock-based compensation expense	19,021	9,065
Non-GAAP net loss	$(20,211)	$(23,440)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.49)

Stock-based compensation expense per share	0.20	0.14
Non-GAAP unweighted adjustment	—	0.09
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.21)	$(0.26)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	96,248,506	65,676,665

Non-GAAP unweighted adjustment	—	24,318,776
Non-GAAP number of shares outstanding in computing non-GAAP net loss per share attributable to common stockholders, basic and diluted	96,248,506	89,995,441

Note: the Company's IPO transaction closed on April 19, 2017, at which time the Company's convertible preferred stock converted to approximately 43.5 million shares and the Company issued an additional 12.1 million shares to investors in that offering. In order to serve as a better comparison, the Company calculated non-GAAP net loss per share for the six months ended July 31, 2017, using the shares outstanding as of the end of the period, as if they had been outstanding for the whole period.

The Company calculated non-GAAP net loss per share for the three and six months ended July 31, 2018 and three months ended July 31, 2017 using the weighted-average number of shares outstanding for the respective period and did not include a non-GAAP unweighted adjustment.

YEXT, INC.
Condensed Cash Flow Data
(in thousands)
(unaudited)

	Three months ended July 31,
	2018	2017
Net cash (used in) provided by:
Net loss	$(21,096)	$(16,399)
Adjustments to net loss for non-cash items	12,975	6,400
Changes in operating assets and liabilities	3,696	4,394
Operating activities	(4,425)	(5,605)
Investing activities	(7,979)	(95,254)
Financing activities	6,316	(736)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(160)	237
Net decrease in cash, cash equivalents and restricted cash	(6,248)	(101,358)
Cash, cash equivalents and restricted cash at beginning of period	53,403	134,237
Cash, cash equivalents and restricted cash at end of period	$47,155	$32,879